UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2019

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Science Applications International Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12010 Sunset Hills Road, Reston, VA 20190
(Address of Principal Executive Offices) (Zip Code)
(703) 676-4300
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On September 9, 2018, Science Applications International Corporation ("SAIC" or "the Company") and Engility Holdings, Inc. (“Engility”) entered into a merger agreement pursuant to which SAIC would acquire all of the outstanding shares of Engility common stock in an all-stock transaction for total consideration of approximately $2.5 billion, and assume $900 million of Engility’s debt (the “Merger”). On October 18, 2018, the Company filed with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which also served as the joint proxy statement, to solicit votes in favor of the Merger and approve the issuance of common stock of SAIC for the purposes of the transaction.
On October 31, 2018, the members of our board of directors were named as defendants in a purported stockholder class action filed in the Delaware Court of Chancery (the “Court”) by one of our stockholders. The suit is captioned Jason Perlow v. Robert A. Bedingfield, et al., C.A. No. 2018-0785-AGB. The complaint alleged that our directors breached their fiduciary duties of care, loyalty, good faith and/or disclosure by failing to disclose to our stockholders all material information necessary to make an informed decision regarding our proposal to issue common stock in connection with the Merger. Among other remedies, the plaintiff sought to enjoin the Merger and to hold our directors liable for allegedly breaching their fiduciary duties.
After the complaint was filed, we determined to include additional disclosures in the Form S-4/A filed by the Company with the SEC on December 3, 2018, to moot plaintiff’s claims. On December 5, 2018, the Court approved a stipulation under which the plaintiff voluntarily dismissed the action with prejudice as to himself only, but without prejudice as to any other putative class member. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the supplemental disclosures included in the December 3, 2018 Form S-4/A. The Company subsequently agreed to pay $190,000 to plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorneys’ fees and expenses in the action. The Court has not been asked to review, and will pass no judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 18, 2019
Science Applications International Corporation

By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary